May 10, 2005	FOR IMMEDIATE RELEASE

CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. To Hold 16th Annual Meeting of Shareholders

Springfield, Mo. (NASDAQ: GSBC) - Great Southern Bancorp, Inc., the holding company of Great Southern Bank, will hold its 16th Annual Meeting of Shareholders at 10 a.m. CDT on Tuesday, May 17, 2005, at the Springfield Area Chamber of Commerce, Springfield, Mo. Material to be presented at the Annual Meeting will be available on the company's Web site, www.greatsouthernbank.com, prior to the start of the meeting.

With total assets of $1.91 billion, Great Southern offers banking, investment, insurance and travel services. Headquartered in Springfield, Mo., Great Southern operates 31 retail banking branches and more than 150 ATMs throughout southwest and central Missouri. The company also serves lending needs through loan production offices in Overland Park, Kan., Rogers, Ark., and St. Louis, Mo. Great Southern Bancorp's common stock (ticker: GSBC) is listed on the NASDAQ stock exchange.

www.greatsouthernbank.com